Exhibit 32

CERTIFICATIONS

PURSUANT TO 18 U.S.C.

SECTION 1350

In connection

with the Quarterly Report of ConocoPhillips

(the Company)

on Form 10-Q for the period ended
March 31, 2021, as filed

with the U.S. Securities and

Exchange

Commission on the date hereof

(the Report),
each of the undersigned hereby

certifies, pursuant

to 18 U.S.C. Section 1350, as adopted

pursuant to Section
906 of the Sarbanes

-Oxley

Act of 2002, that

to their knowledge:

(1)

The Report fully complies with

the requirements of Sections

13(a) or 15(d) of the

Securities
Exchange

Act of 1934; and

(2)

The information

contained in the

Report fairly presents, in

all material respects, the

financial
condition and

results of operations

of the Company.

May 6, 2021

/s/ Ryan M. Lance
Ryan

M. Lance
Chairman

and
Chief Executive Officer

/s/ William

L. Bullock

,

Jr.
William L. Bullock

,

Jr.
Executive Vice

President and
Chief Financial Officer